EXHIBIT 99.1

GrowLife, Inc. Enters into Exclusive Agreement with Leading Mushroom Cultivation

Equipment Supplier for Distribution of Products Throughout US

Leading Cultivation Equipment Supplier to Enter Burgeoning Mushroom Industry as a Leading

Picks-and-Shovel Player

KIRKLAND, Wash. -- GrowLife, Inc. (OTCQB: PHOT) (“GrowLife” or the “Company”), one of the nation’s most recognized indoor cultivation product and service providers, today announced that it has entered into an exclusive distribution agreement with the leading mushroom cultivation equipment supplier in Canada, My Fungi Inc., whereas the Company will have the exclusive right to market and distribute its proprietary line of mushroom cultivation equipment throughout the United States. This marks the Company’s entrance into the expanding mushroom industry, servicing both B2B and B2C customers, by suppling hard-to-find essential equipment for mushroom cultivation.

Mushroom cultivation has seen a significant spike in growth in recent years, with consumer demand for specialty mushrooms for food, wellness, nutraceutical, and medical purposes exploding. Mushroom cultivation is extremely specialized and requires specialized equipment to produce at large-scale. As a leader in cultivation equipment for the cannabis industry, GrowLife’s progression into offering these products through its robust network of hydroponic and ecommerce sellers is natural and aligns with the core competencies of the Company. By offering items such as liquid culture, blended and sterile substrates, and all in one kits, GrowLife is now positioned to address the demand for these products throughout the US, through a consistent supply chain created through the agreement with My Fungi.

“Moving into the mushroom cultivation equipment space is a natural progression for GrowLife and working with My Fungi is the perfect illustration of how we are leveraging our long history of cultivation expertise to bring innovative and high-demand products to emerging markets,” said Marco Hegyi CEO of GrowLife. “The founder of My Fungi, Mr. Dave Auger, is a previous leader of our Canadian operations, and a long-time friend of GrowLife. Dave has built a strong supply chain for difficult to obtain equipment such as sterilized substrates which are required for cultivating food and medicinal grade mushrooms. Having one of the strongest and only supply chains of these products is a major differentiator for GrowLife and creates a completely new opportunity for growth for our Company.”

“I am excited to be working with GrowLife again” stated Dave Auger, Founder of My Fungi . “Teaming up will allow My Fungi to expand into the rapidly developing mushroom cultivation markets of the United States. Sterilization is a significant pain point of mushroom cultivators, working with GrowLife will ensure that anyone interested in cultivating mushrooms will have access to the products and support needed to get growing.”

Beyond the emerging science around the medicinal benefits of mushrooms, mushrooms for use in food and wellness products represents a global market size of $46.1 billion in 2020, with the US being the second largest mushroom consumption market. While consumer demand for quality mushrooms rises, the supply of necessary growing equipment is becoming more constrained, fueled further by logistical issues impacting imports at US Ports. The products that GrowLife will sell through this distribution agreement are produced in North America, alleviating port issues, and stabilizing the supply chain to meet this demand.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) aims to become the nation’s largest cultivation service provider for cultivating organics and plant-based medicines. Our mission is to help make our customers successful. Through a network of representatives covering the United States, GrowLife provides essential goods and services to specialty grow retailers. GrowLife is headquartered in Kirkland, Washington and was founded in 2012.

About My Fungi

My Fungi is a science driven mushroom company located in Alberta Canada. My Fungi has been developing new and exciting mushroom based products and services as they await psychedelic research licensing in their cultivation facility near Calgary. Team My Fungi has a diverse scientific and nutraceutical background, experienced in Good Manufacturing Practices (GMP) and material supply chains. My Fungi produces and sells Fresh, Dried, Enhanced & Ready to Grow Mushroom products across North America.

Investor Relations Contact:

investors@growlifeinc.com

206-483-0059

FORWARD LOOKING STATEMENT:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of GrowLife, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words may, would, will, expect, estimate, can, believe, potential and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond GrowLife, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.